EXHIBIT 10.7 - Loan Agreement between John D. McKey and Todiway Partners


    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.


                           CONVERTIBLE PROMISSORY NOTE


 $850,000.00                                                       June 21, 2000



     FOR VALUE RECEIVED, Wallstreet Racing Stables, Inc., a Colorado corporation With an address at 1001 Kings Avenue, Suite 200, Jacksonville, Florida 32207 ("Maker"), promises to pay to the order of Todiway Partners, WADA Inc., General Partner ("Payee"), unless otherwise converted by Payee under the terms hereof, the principal sum of Eight Hundred Fifty Thousand Dollars ($850,000.00), plus interest on the outstanding principal from the date hereof to and including the day when principal is paid in full. Interest shall accrue daily at a rate of interest equal to twelve percent (12%) per annum.


1.   Payments.
     ---------
     Payments of interest only shall be made on the last day of each calendar quarter. This Note shall be due and payable in accordance with its terms upon the earlier to occur of: (a) the first anniversary of the closing of the transactions contemplated pursuant to an Agreement and Plan of Reorganization, dated April 27, 2000, by and among Maker, Pipeline Technologies, Inc. and certain Shareholders of each of them (the "Merger"); or (b) August 1, 2001 (the "Due Date"). If Payee shall not convert this
     Note in accordance with the options set forth in Section 4 hereof, then Maker shall pay to Payee the entire principal balance, plus all accrued interest thereon, on the Due Date. All payments shall be in lawful money of the United States, and shall be applied first to accrued interest and then to the outstanding principal balance. Payments shall be made to Payee at 19 10 San Marco Boulevard, Jacksonville, Florida 32207, or at such other place as Payee or any subsequent holder may designate to Maker in writing.


2.   Prepayments.
     ------------
     The indebtedness evidenced by this Note may not be prepaid at any time.


3.   Events of Default.
     ------------------
     If any of the following events ("Events of Default") shall occur and be continuing, Payee may, by notice to Maker, declare this Note, all interest hereon, and all other amounts payable hereunder to be due and payable, whereupon the same shall become immediately due and payable:

     1. There is a failure to pay any installment of principal of, interest on, or any other amount payable under this Note, within ten (10) days after notice from Payee that the same is due but has not been paid;

     2. Maker breaches any other obligation to Payee hereunder or breaches or defaults under any other agreement with or obligation to Payee whatsoever, and fails to cure such breach or default within thirty
          (30) days after notice from Payee demanding that it do so;

     3. Maker shall become insolvent or admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors;

     4.   Any proceedings shall be instituted by or against Maker seeking either
          (i) an order for relief with respect to, or reorganization, arrangement, adjustment or composition of, its debts under the United States Bankruptcy Code or under any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) appointment of a trustee, receiver or similar official for Maker or for any substantial part of its or his property; and, with respect only to a proceeding instituted against Maker, such proceeding is not dismissed within thirty (30) days thereafter; or

     5.   Maker's   failure  to  conduct   business  in  the  ordinary   course,
          dissolution or termination of existence.


4.   Conversion.
     -----------
     Concurrently with the Due Date, Payee may, at Payee's discretion, either:


     1. Convert the entire principal balance, plus all accrued interest thereon, into 850,000 whole shares of the $.001 par value Common Stock of Maker (or such Common Stock as Maker or its successor shall be authorized to issue on such date of conversion); or

     2. Receive the entire principal balance, plus all accrued interest thereon, plus a warrant to purchase an additional 425,000 whole shares of the $.001 par value Common Stock of Maker (or such Common Stock as Wallstreet or its successor shall be authorized to issue on such date of conversion), at an exercise price of Two Dollars ($2.00) per share.

          Payee may convert this Note only upon surrender of this Note to Maker at its principal office, duly endorsed or signed in blank, and accompanied by a written subscription, in the form annexed hereto as Exhibit "A," at least one (1) day prior to the Due Date. To facilitate Payee's timely surrender of the Note, Maker, at least ten (10) days prior to the Due Date, shall give to Payee, at his address written in
          Section 1, written notice of the Due Date.


5.   Conditions of Conversion.
     -------------------------
     Payee's right to convert this Note as set forth herein shall be subject to the following terms and conditions:

     1. Interest shall cease to accrue immediately upon, and as of, Payee's conversion hereof. As promptly as shall be practicable after the surrender of this Note for conversion, Maker will issue and deliver to the Payee the number of whole shares of Common Stock or a warrant to purchase Common Stock into which this Note shall be so converted, as applicable; and, concurrently Maker shall pay to the Payee any applicable principal and interest accrued on this Note to the date of such surrender. Such conversion shall for all purposes be deemed to have been effected at the close of business on the day of such surrender, or if such day shall not be a business day, at the close of business on the next succeeding business day.

     2. Notwithstanding the other provisions of this Section 5, Maker reserves the right to delay giving effect to any conversion until the Payee shall deliver to Maker the letter hereinabove referred to as Exhibit "A". In this connection, Maker also reserves the right to imprint restrictive legends on the Certificates representing any shares of Common Stock (or other equity securities) into which this Note shall be converted and to place stop transfer orders against the same. Nothing contained herein shall be construed as requiring counsel for Maker to subsequently issue any opinion letter that registration is not required, and such counsel may refuse to issue such an opinion letter on any reasonable grounds or may require opinion letters from counsel for the proposed transferor, affidavits from the proposed transferor or transferee, letters from the Securities and Exchange Commission or any other documents which said counsel may deem to be necessary or desirable and proper as a condition precedent to issuing such an opinion letter.

     3. No fractional shares or script representing fractional shams will be issued upon the conversion of this Note. In lieu of the issuance of any fractional share otherwise called for upon such conversion, Maker will pay to the applicable holder an amount in cash equal to the value of such fractional share, based upon the applicable conversion price.

     4. The holder of the Common Stock into which this Note was converted shall have the same rights to have such Common Stock registered on a Registration Statement on Form SB-2 as the holder of Common Stock in the Company issued pursuant to a letter agreement dated May 24, 2000 with First Fidelity Capital, Inc., on all of the same terms and conditions set forth in the definitive documents with First Fidelity.


6.   Governing Law.
     --------------
     This Note shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly within Florida, without giving effect to conflict of laws principles.


7.   Notices.
     --------
     Any notice or other communication required or permitted under this Note shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U. S. Postal Service as certified or registered mad, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission if an additional notice is also delivered or mailed, as set forth under (i), (ii) or (iii) above, within three days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth above or, as to each such party or any holder hereof, at such other address as may be designated by such party or holder in a notice given to the other parties hereto in accordance with the provisions of this Section 7.


8.   Maximum Interest.
     -----------------
     Notwithstanding any other provisions of this Note, Payee does not intend to charge, and Maker shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Any payments in excess of such maximum shall be refunded to Maker or credited against unpaid principal.

9.   Modifications;  Waiver.
     -----------------------
     No modification or waiver of this Note or any part hereof shall be effective unless in writing and signed by Maker and Payee. No waiver of any breach or condition of this Note shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like kind or different nature. No course of dealing between Maker and Payee, or between Payee and any other party, will be deemed effective to modify, amend, waive or discharge any part of this Note or of the rights or obligations of Maker hereunder.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                                 WALLSTREET RACING STABLES, INC.


                                                 By:   /s/ Timothy J. Murtaugh
                                                       ------------------------
                                                 Its:  President